SUBSTITUTION AGREEMENT


         AGREEMENT, made this 1st day of November, 1996, by and among Neuberger&Berman Management Incorporated ("NBMI"), a New York corporation;
Neuberger&Berman, L.P. ("N&B L.P."), a New York limited partnership; Neuberger&Berman, LLC ("N&B LLC), a Delaware limited liability company; and Equity Managers Trust, a New York common law trust (the "Trust").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("Act"), and the Trust issues shares in several different classes, each of which is known as a "Series"; and

         WHEREAS, NBMI serves as Investment Manager to the Trust pursuant to a Management Agreement between the Trust and NBMI dated August 2, 1993; and

         WHEREAS, NBMI entered into a Sub-Advisory Agreement with N&B L.P., dated August 2, 1993 (the "Sub-Advisory Agreement"), under which N&B L.P. serves as the Sub-Adviser for the Series of the Trust; and

         WHEREAS, N&B LLC was organized on September 10, 1996, to succeed to the investment advisory business of N&B L.P.; and



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         WHEREAS, N&B L.P. wishes to substitute N&B LLC in place of N&B L.P., as a party to the Sub-Advisory Agreement; and

         WHEREAS, N&B L.P. has represented to NBMI that N&B LLC is under the same management and control as N&B L.P., that the individuals responsible for the day-to-day operations are identical for N&B LLC and for N&B L.P., that the investment process and procedures are identical for N&B LLC and for N&B L.P., and that in the event of substitution as requested by N&B L.P. the persons rendering portfolio management services for the Series would remain the same; and

         WHEREAS, N&B LLC has entered into a written agreement with N&B L.P. whereby N&B LLC agrees to assume all liabilities of N&B L.P.; and

         WHEREAS, under these circumstances, NBMI and the Trust agree to the substitution of N&B LLC as a party to the Sub-Advisory Agreement in place of N&B L.P.

         NOW, THEREFORE, it is agreed as follows:

         1. SUBSTITUTION OF PARTY. Effective as of the date first written above, N&B LLC hereby assumes all of the interest, rights and responsibilities of N&B L.P. under the Sub-Advisory Agreement.


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         2. PERFORMANCE OF DUTIES.  N&B LLC hereby assumes and agrees to perform all of N&B L.P.'s duties and obligations under the Sub-Advisory Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to N&B LLC. Nothing in this Substitution Agreement shall make N&B LLC responsible for any claim or demand arising under the Sub-Advisory Agreement from services rendered prior to the effective date of this Substitution Agreement unless otherwise agreed by N&B LLC; and nothing in this Substitution Agreement shall make N&B L.P. responsible for any claim or demand arising under the Sub-Advisory Agreement from services rendered after the effective date of this Substitution Agreement unless otherwise agreed by N&B L.P.

         3. REPRESENTATION OF N&B LLC. N&B LLC represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"). N&B L.P. and N&B LLC each represent and warrant that they are under the same control and management, and that substitution of N&B LLC as a party to the Sub-Advisory Agreement in place of N&B L.P. shall not result in an "assignment" of the Sub-Advisory Agreement as that term is defined in the Act or the Advisers Act.

         4. CONSENTS. NBMI and the Trust hereby consent to this assumption by N&B LLC of the interest, rights and responsibilities of N&B L.P. under the Sub-Advisory Agreement and agree, subject to the terms and conditions of said


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Agreement,  to look solely to N&B LLC for the  performance of the  Sub-Adviser's duties and obligations under said Agreement after the effective date described above.

         IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be executed by their duly authorized officers hereunto daily attested as of the date and year first written above.

                           Neuberger&Berman Management Incorporated

                             By: /s/ Stanley Egener
                                    ------------------------
                                    President
                                    ------------------------
                                    Title


                           Equity Managers Trust

                            By: /s/ Michael J. Weiner
                                    ------------------------
                                    Vice President
                                    ------------------------
                                    Title

                           Neuberger&Berman, L.P.

                            By: /s/ C. Carl Randolph
                                    -------------------------
                                    General Partner
                                    -------------------------
                                    Title

                           Neuberger&Berman, LLC

                            By: /s/ Lawrence Zicklin
                                    -------------------------
                                    Managing Principal
                                    -------------------------
                                    Title

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